Exhibit 3.4

Filed in the Office of Francisco V. Aguilar Secretary of State State of Nevada Business Number C33116-2004 Filing Number 20254666751 Filed on 2/14/2025 8:24:00 AM Number of Pages 2 FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov Profit Corporation: Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390) Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403) Officer's Statement (PURSUANT TO NRS 80.030) TYPE OR PRINT - USE DARK INK ONLY· DO NOT HIGHLIGHT 1. Entity information: Name of entity as on file with the Nevada Secretary of State: Lode-Star Mining Inc. Entity or Nevada Business Identification Number (NVID): NV20041676251 2. Restated or Amended and Restated Articles: (Select one) (If amending and restating only, complete section 1,2 3, 5 and 6) [] Certificate to Accompany Restated Articles or Amended and Restated Articles [] Restated Articles - No amendments; articles are restated only and are signed by anofficer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate. [] Amended and Restated Articles * Restated or Amended and Restated Articles must be included with this filing type. 3. Type of Amendment Filing Being Completed: (Select only one box) (If amending, complete section 1, 3, 5 and 6.) [] Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock) The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) [] incorporators [] board of directors The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued [X] Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: Or [X] No action by stockholders is required, name change only. [] Officer's Statement (foreign qualified entities only) - Name in home state, if using a modified name in Nevada: Jurisdiction of formation: Changes to takes the following effect: [] The entity name has been amended. [] Dissolution [] The purpose of the entity has been amended. [] Merger The authorized shares have been amended. [] Conversion [] Other: (specify changes) * Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation. This form must be accompanied by appropriate fees. Page 1 of 2 Revised: 9/1/2023

FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov Profit Corporation: Certificate of Amendment (PuRsuANT TO NRs 18.380 & 18.385/78.390) Certificate to Accompany Restated Articles or Amended and Restated Articles (PuRsuANT TO NRs 78.403) 4. Effective Date and Time: (Optional) Date: Time: (must not be later than 90 days after the certificate is filed) 5. Information Being Changed: (Domestic corporations only) Changes to takes the following effect: [X] The entity name has been amended. [] The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) [] The purpose of the entity has been amended. [] The authorized shares have been amended. [] The directors, managers or general partners have been amended. [] IRS tax language has been added. [] Articles have been added. [] Articles have been deleted. [] Other The articles have been amended as follows: (provide article numbers, if available) Please see below. (attach additional pages(s) if necessary) 6. Signature: (Required) x Signature of Officer or Authorized Signer: /s/ Mark W. Walmesley Title: President and Chief Executive Officer x Signature of Officer or Authorized Signer: Title: *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, In addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof. Please include any required or optional Information in space below: (attach additional page(s) If necessary) Article l of the Amended and Restated Articles of Incorporation is amended and restated in its entirety as follows: "The name of the Corporation is FinTrade Sherpa, Inc." This form must be accompanied by appropriate fees. Page 2 of 2 Revised: 9/1/2023

Secretary of State State of Nevada NEVADA STATE BUSINESS LICENSE FinTrade Sherpa, Inc. Nevada Business Identification # NV20041676251 Expiration Date: 12/31/2025 In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada. Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration. License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived. IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 02/14/2025. /s/ Francisco V. Aguilar FRANCISCO V. AGUILAR Secretary of State Certificate Number: B202502145439863 You may verify this certificate online at https://www.nvsilverflume.gov/home